Exhibit 5
10TH FLOOR • TWO LEADERSHIP SQUARE
211 NORTH ROBINSON • OKLAHOMA CITY, OK 73102-7103
(405) 235-9621 • FAX (405) 235-0439
www.mcafeetaft.com
February 9, 2007
AMS Health Sciences, Inc.
711 N.E. 39th Street
Oklahoma City, Oklahoma 73105
(405) 842-0131
Re: AMS Health Sciences, Inc. Form SB-2
Ladies and Gentlemen:
          We have acted as counsel to AMS Health Sciences, Inc. (the “Company”) in connection with a Registration Statement on Form SB-2 (together with any subsequent amendments thereto, the “Registration Statement”), relating to the sale by the selling shareholders identified in the Registration Statement of up to 1,689,325 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The shares are to be sold from time to time as set forth in the Registration Statement.
          We have examined the Company’s Amended and Restated Certificate of Incorporation, Bylaws, the Secured Convertible Term Note dated June 28, 2006 between the Company and Laurus Master Fund, Ltd.(“Laurus”) (the “Note”), the Common Stock Purchase Warrant dated June 28, 2006 issued to Laurus (the “Laurus Warrant”) , the Common Stock Purchase Warrant dated June 28, 2006 issued to Ascendiant Securities, LLC (the “Ascendiant Warrant,” collectively with the Note and the Laurus Warrant, the “Operative Documents”), the resolutions of the Board of Directors and shareholders of the Company and such other Company records, instruments, certificates and documents as we considered necessary or appropriate to enable us to express this opinion.
          Based upon the foregoing, we are of the opinion that:
•	The Company is a corporation duly organized and validly existing under the laws of the State of Oklahoma.

•	The Common Stock has been duly authorized for issuance by all requisite corporate action required by Oklahoma law and, when issued in accordance with the terms of their respective Operative Document, are validly issued, fully paid and nonassessable.
          We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ McAfee & Taft A Professional Corporation